FIRST AMENDMENT TO EMPLOYMENT AGREEMENT THIS IS THE FIRST AMENDMENT (the “Amendment”), dated as of March 29, 2023, to that certain Employment Agreement (the “Agreement”), dated as of December 21, 2022, by and between by and between Spark Networks, Inc. a Delaware corporation (the “Company”) and Chelsea A. Grayson (“Executive”). The Company and Executive wish to amend the Agreement on the terms and conditions set forth herein. Therefore, in consideration of the mutual agreements set forth herein and intending to be legally bound, the parties hereto agree as follows: 1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement. 2. Removal of the Word “Interim.” The word “interim” is hereby deleted and removed from the Agreement in every instance of its occurrence. For the avoidance of doubt, this includes two instances in each of the second and third introductory “Whereas” clauses and Section 2(a), and one instance in Section 4. 3. Ratification of Agreement. Except as expressly set forth in this Amendment, the Agreement is hereby ratified in full and shall, as so changed by this Amendment, continue in full force and effect. 4. Counterparts. This Amendment may be executed and delivered originally or by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument. IN WITNESS WHEREOF, the parties have duly executed this Amendment on the date first above written. SPARK NETWORKS, INC. __________________________________ By: Fred Beckley Title: General Counsel & Chief Administrative Officer __________________________________ Chelsea A. Grayson DocuSign Envelope ID: 35F2C2BF-1F1C-4246-BFFB-9370F4C5FDEF